UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2008

NOBLE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-118632	71-0934772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3044 North 33rd Ave. Phoenix, AZ 85017	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 455-0507

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2008, the Registrant completed an acquisition and plan of merger by and among the Registrant and Noble Systems Incorporated, a Delaware corporation (“NSI”). The acquisition and plan of merger agreement provided that NSI will be merged with and into the Registrant whereby the Registrant will continue as the surviving corporation and NSI shall cease. The merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as it relates to the non-cash exchange of stock. As a result of the agreement, the Registrant agreed to issue 1.15 shares of its common stock for 1 share of NSI owned and outstanding or a total of 11,498,107 shares of the Registrant’s common stock in exchange for the 9,998,354 outstanding shares of NSI’s common stock.

The Acquisition and Plan of Merger was approved by unanimous consent of the Registrant’s Board of Directors and a copy of the agreement is attached hereto as Exhibit 2.1.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

In conjunction with the completion of the acquisition and plan of merger with NSI described in Item 1.01 above, the Registrant acquired all the outstanding assets of NSI. NSI, prior to the merger had 9,998,354 shares outstanding, which were held by approximately 37 shareholders. Mr. James Cole was the sole officer and director of NSI prior to the Merger. The Registrant exchanged on a 1.15 for 1 basis all the outstanding shares of NSI for shares of its common stock.

NSI was incorporated in 2006 to develop products generally considered as "green" in nature.  NSI's assets consist of testing machinery and miscellaneous small machine tools used in the development of the Viridian Tankless Water heater.  In addition, NSI holds intellectual property in the form of a provisional patent granted during the development of the Viridian water heater.  During the past twelve months NSI’s focus has consisted of engineering, machining, assembly and the testing of the component parts and finished prototypes for the Viridian Tankless Water Heater.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On June 12, 2008, the Registrant’s Board of Directors approved the issuance of 400,000 shares of its 6% Series A Non-Convertible Voting Preferred Stock to its’ President, James Cole, in exchange for accrued salary of approximately $150,000 owed to Mr. Cole.

On June 18, 2008, pursuant to the acquisition and plan of merger with NSI, the Registrant authorized the issuance of 11,498,107 shares of its common stock in exchange for 100% of the outstanding securities of NSI. The Registrant’s shares will be distributed to NSI’s shareholders upon the relinquishment of their NSI certificate.

The Registrant believes the issuance of the shares is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Regulation D, Rule 506 and/or Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that he was capable of evaluating the merits and risks of his investment.

Section 8 – Other Events

Item 8.01 Other Events.

(a)       On June 13, 2008, the Registrant filed with the Nevada Secretary of State a Certificate of Designation of 6% Series A Non-Convertible Voting Preferred Stock (“Series A Preferred Stock”) designating 400,000 shares of authorized preferred stock. The Series A Preferred Stock had been authorized by the Board of Directors as a new series of preferred stock, which ranks above the Common Stockholders. The holders of the outstanding Series A Preferred Stock shall be entitled to receive a preference to the holders of any other shares of capital stock, cumulative dividends at a per share equal to 6% per annum of the initial value.

In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Registrant to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.38 for each outstanding share of Series A Preferred Stock (the “Original Series A Issue Price”) and (ii) an amount equal to 6% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Series A Preferred Stock plus any accrued or declared but unpaid dividends on such share.

This Registrant shall following twelve (12) months from the date executed redeem in whole or in part the Series A Preferred Stock by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to $0.60 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

A copy of the Certificate of Designation and the Rights and Preferences of Series A Preferred Stock is attached hereto as Exhibit 4.1.

(b)       On June 18, 2008, the Registrant filed an Amendment to its’ Articles of Incorporation reflecting the reverse split that became effective on May 20, 2008, which reduced the authorized amount of authorized common stock to five million (5,000,000). A copy of the Amendment is attached hereto as Exhibit 3(i)(e).

(c)       On June 16, 2008, holders of more than a majority of the Registrant’s preferred and common stock, by written consent without a meeting of the stockholders in accordance with Nevada Revised Statute 78.320 and the Registrant’s bylaws, voted to increase the amount of the authorized common stock from five million (5,000,000) shares to fifty million (50,000,000) shares.

On June 18, 2008, the Registrant filed an Amendment to its’ Articles of Incorporation reflecting the increase of authorized common stock. A copy of the Amendment is attached hereto as Exhibit 3(i)(f).

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

(a)	Financial statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after June 18, 2008 (the effective date of the NSI acquisition and plan of merger).

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after June 18, 2008 (the effective date of the NSI acquisition and plan of merger).

EXHIBITS

Exhibit Number	Description
2.1	Acquisition and Plan of Merger between Noble Innovations, Inc. and Noble Systems Incorporated, dated June 18, 2008.
3(i)(e)	Amendment to Articles of Incorporation of Noble Innovations
3(i)(f)	Amendment to Articles of Incorporation of Noble Innovations
4.1	Certificate of Designation of Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                Noble Innovations, Inc.

By: /s/James Cole
James Cole, Chief Executive Officer

Date: June 20, 2008